                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                 Contact:  Richard Szymanski (973) 808-7751

    PRIME HOSPITALITY CORP. ANNOUNCED THE DETERMINATION OF THE PRICE FOR ITS

                    8-3/8% SENIOR SUBORDINATED NOTES DUE 2012

          Fairfield, NJ - September 24, 2004 - Prime Hospitality Corp. (NYSE:
PDQ) ("Prime Hospitality") announced today the determination of the consideration to be paid in its previously announced cash tender offer and consent solicitation for any and all of its outstanding 8-3/8% Senior
Subordinated Notes due 2012 (the "Notes").

          The total consideration for the Notes, which will be payable in respect of Notes accepted for payment that were validly tendered with consents and not withdrawn on or prior to 5:00 p.m., New York City time, on September 22,
2004, will be $1,162.53 for each $1,000 principal amount of Notes. Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York
City time, on September 22, 2004 but on or prior to 8:00 a.m., New York City time, on October 8, 2004, will receive the purchase price of $1,132.53 for each
$1,000 principal amount of Notes accepted for payment in the tender offer, which is equal to the total consideration minus the consent payment of $30 per $1,000 principal amount of Notes. In addition to the total consideration or purchase price, as the case may be, payable in respect of Notes purchased in the tender offer, the Company will pay accrued and unpaid interest to but not including the payment date for Notes purchased in the tender offer.

          The total consideration for the Notes was determined as of 2:00 p.m.,
New York City time, today by reference to a fixed spread of 50 basis points above the yield to maturity of the 4.375% U.S. Treasury Note due May 15, 2007.

          The tender offer will expire at 8:00 a.m., New York City time, on
October 8, 2004, unless extended or earlier terminated. The tender offer and related consent solicitation are being conducted in connection with Prime
Hospitality's previously announced agreement to merge with an affiliate of The
Blackstone Group (the "Merger"). The consummation of the tender offers is conditioned upon the completion of the Merger, among other conditions. The payment date will promptly follow the tender offer expiration date.

          This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer and consent solicitation are being made only pursuant to the Offer to Purchase and Consent Solicitation
Statement dated September 9, 2004 and the related Consent and Letter of
Transmittal, as the same may be amended from time to time. Persons with questions regarding the tender offer or the consent solicitation should contact the Information Agent at (212) 269-5550 (for banks and brokers only) or (800)
628-8532 (for all others toll free) or Banc of America Securities LLC or Bear,
Stearns & Co. Inc. which are acting as Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. Banc of America Securities

LLC can be contacted at (888)  292-0070 (toll free) and (704) 388-9217 and Bear,
Stearns & Co. Inc. can be contacted at (877) 696-BEAR (toll free).

          This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation
Statement that Prime Hospitality has distributed to holders of the Notes. The tender offer and consent solicitation are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by
Banc of America Securities LLC or Bear, Stearns & Co. Inc. on behalf of the
Company.